UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2015

Wesco Aircraft Holdings, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35253	20-5441563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24911 Avenue Stanford

Valencia, California 91355

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (661) 775-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          As disclosed below in Item 5.07 of this Current Report on Form 8-K, at the 2015 annual meeting of stockholders of Wesco Aircraft Holdings, Inc. (the “Company”) held on January 27, 2015 (the “Annual Meeting”), the Company’s stockholders approved the Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan (the “2014 Plan”), which amended and restated and replaced the Wesco Aircraft Holdings, Inc. 2011 Equity Incentive Award Plan (the “2011 Plan”).  The Company’s Board of Directors (the “Board”) had adopted the 2014 Plan on November 12, 2014, subject to stockholder approval at the 2015 Annual Meeting.

Unless the Board provides otherwise, the 2014 Plan will be administered by the Compensation Committee of the Board or a subcommittee thereof.  The 2014 Plan permits the issuance to employees, consultants and non-employee directors of the Company or its subsidiaries of incentive awards, including performance-based stock and cash incentive awards, restricted stock awards, restricted stock unit awards, dividend equivalent awards, stock payment awards, stock appreciation rights or stock options.

Subject to adjustment as provided in the 2014 Plan, the total amount of shares of the Company’s common stock reserved and available for issuance pursuant to awards granted under the 2014 Plan is 7,000,819, which amount will be reduced by any shares covered by awards granted under the 2011 Plan after September 30, 2014.  In addition, subject to certain limitations, shares covered by awards previously granted under the 2011 Plan or any of the Company’s prior equity plans which are forfeited, expire or lapse after September 30, 2014 will be added to the shares authorized for issuance under the 2014 Plan.

Additional details of the 2014 Plan are included as Appendix A to the Company’s definitive proxy statement (the “Proxy Statement’), which was filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2014 and is available on the SEC’s website at www.sec.gov.  The foregoing description of the 2014 Plan is a summary only and is qualified in its entirety by reference to the full text of the 2014 Plan, which is incorporated into this Item 5.02 by reference.

Item 5.07          Submission of Matters to a Vote of Security Holders.

(a)         On January 27, 2015, the Company held the Annual Meeting.

(b)         At the Annual Meeting, the Company’s stockholders considered and voted upon the following proposals:

1.              The election of three directors (Dayne A. Baird, Jay L. Haberland and Jennifer M. Pollino) to serve as Class I directors for a term of three years and until their successors are duly elected and qualified;

2.              The approval, by a non-binding advisory vote, of the Company’s executive compensation;

3.              The approval of the 2014 Plan; and

4.              The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending September 30, 2015 (“fiscal 2015”).

Proposal 1 — Election of Directors

The following table sets forth the number of votes in favor, the number of votes withheld and the number of broker non-votes with respect to Proposal 1, the election of Class I directors:

Director	Votes in Favor	Votes Withheld	Broker Non-Votes
Dayne A. Baird	71,555,368	18,332,069	2,603,419
Jay L. Haberland	71,809,828	18,077,609	2,603,419
Jennifer M. Pollino	68,924,671	20,962,766	2,603,419

Proposal 2 — Approval on an Advisory Basis of the Company’s Executive Compensation

The following table sets forth the number of votes in favor, the number of votes against, the number of abstentions and the number of broker non-votes with respect to Proposal 2, the approval, by a non-binding advisory vote, of the Company’s executive compensation:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
88,751,893	695,512	440,032	2,603,419

Proposal 3 — Approval of the 2014 Plan

The following table sets forth the number of votes in favor, the number of votes against, the number of abstentions and the number of broker non-votes with respect to Proposal 3, the approval of the 2014 Plan:

Votes in Favor	Votes Against	Abstentions	Broker Non-Votes
87,335,790	2,179,545	372,102	2,603,419

Proposal 4 — Ratification of Appointment of Independent Auditors

The following table sets forth the number of votes in favor, the number of votes against and the number of abstentions with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2015:

Votes in Favor	Votes Against	Abstentions
91,222,100	1,264,650	4,106

Item 9.01            Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit Number	Description

10.1	Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement dated December 18, 2014 (File No. 001-35253))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2015	WESCO AIRCRAFT HOLDINGS, INC.

	By:	/s/ Gregory A. Hann
Gregory A. Hann Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Wesco Aircraft Holdings, Inc. 2014 Incentive Award Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement dated December 18, 2014 (File No. 001-35253))